Altra Reports First-Quarter 2016 Results
10 bps Gross Margin and 20 bps Operating Income margin improvement despite sales decline.

BRAINTREE, Mass., April 29, 2016 - Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the first quarter ended March 31, 2016.
Financial Highlights

•
First-quarter 2016 net sales were $180.5 million, compared with $193.4 million in the first quarter of 2015, a decrease of 6.7%. The decrease in net sales was driven by an unfavorable impact from foreign exchange of 1.8% and an organic sales decline of 4.9%.

•
First-quarter net income was $8.8 million, or $0.34 per diluted share, compared with $9.4 million, or $0.36 per diluted share, in the first quarter of 2015. Non-GAAP net income in the first quarter of 2016 was $9.9 million, or $0.38 per diluted share, compared with $11.1 million, or $0.42 per diluted share, a year ago.*

•
The Company returned to shareholders $2.2 million by repurchasing approximately 91,400 shares, during the first quarter under its $50 million repurchase program. Since the program's inception in May 2014, the Company has purchased approximately $37.1 million, or 1.3 million shares, under the program.

•	Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Quarter Ended
	March 31, 2016	March 31, 2015
Net income attributable to Altra Industrial Motion Corp.	$8,810	$9,398

Restructuring costs	1,553	1,756
Acquisition related expenses	—	738
Tax impact of above adjustments	(464)	(761)
Non-GAAP net income*	$9,899	$11,131
Non-GAAP diluted earnings per share*	$0.38	$0.42

In Thousands of Dollars, except per share amounts

Management Comments
“We are on plan with our strategic actions to improve Altra’s long-term operating performance amid the current soft economic environment for many of our end markets,” said Carl Christenson, Altra's Chairman and CEO. “We are seeing the positive benefits of our operational excellence and business simplification initiatives, although these gains were offset in the quarter by the 7% lower sales volume as well as an unfavorable product mix. We are on track to have completed six consolidations by the end of the current second quarter, and we anticipate announcing a seventh planned consolidation during the third quarter. In addition, our supply chain management initiative is progressing well. Finally, we continued our balanced capital allocation as we repurchased $2.2 million of Altra shares.”

Business Outlook
“We are now past the anniversary of when several of our end markets began to weaken. Therefore, we will have easier comparisons as we approach the second half of the year and we expect that year-over-year shipment and order declines will begin to moderate. Although we do still expect year-over-year sales to be lower for 2016, some external data indicates that in the second half of the year we may see the global industrial environment improve slightly. The conventional energy end market is still the most concerning and we expect it to take some time before equipment and component demand in this market begins to recover. Our two segments with limited oil and gas exposure reported meaningful year-over-year improvement in operating income as a percentage of sales demonstrating our strong operating leverage. Looking longer-term, we are excited by the potential for significant margin appreciation as a result of our aggressive performance improvement actions when our most out-of-favor markets return to growth.”

Altra is maintaining its previous annual revenue guidance and expects full-year 2016 sales in the range of $700 to $720 million and non-GAAP diluted EPS guidance in the range of $1.40 to $1.50. This guidance includes savings from the restructuring and consolidation actions taken to date. The Company expects its tax rate for the full year to be approximately 29% to 31% before discrete items. Altra continues to expect capital expenditures in the range of $20 to $24 million and depreciation and amortization in the range of $30 to $32 million for 2016.*

Conference Call

The Company will conduct an investor conference call to discuss its unaudited first-quarter 2016 financial results this morning at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on April 29 through midnight on May 13, 2016. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID #13635362). A webcast replay also will be available.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended
In Thousands of Dollars, except per share amount	March 31, 2016		March 31, 2015
	(Unaudited)		(Unaudited)

Net sales	$180,453		$193,361
Cost of sales	125,823		134,888
Gross profit	$54,630		$58,473
Gross profit as a percent of net sales	30.3%		30.2%
Selling, general & administrative expenses	33,536		36,302
Research and development expenses	4,564		4,762
Restructuring Charges	1,553		1,756
Income from operations	$14,977		$15,653
Income from operations as a percent of net sales	8.3%		8.1%
Interest expense, net	2,896		2,956
Other non-operating income, net	(278)		(829)
Income before income taxes	$12,359		$13,526
Provision for income taxes	3,549		4,136
Income tax rate	28.7%		30.6%
Net income	8,810		9,390
Net loss attributable to non-controlling interest	—		8
Net income attributable to Altra Industrial Motion Corp.	8,810		9,398

Weighted Average common shares outstanding
Basic	25,740		26,280
Diluted	$25,759		26,357

Net income per share
Basic	$0.34		$0.36
Diluted	$0.34		$0.36

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$14,977		$15,653

Restructuring costs	1,553		1,756
Acquisition related expenses	—		738
Non-GAAP income from operations *	$16,530		$18,147

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	8,810		9,398

Restructuring costs	1,553		1,756
Acquisition related expenses	—		738
Tax impact of above adjustments	(464)		(761)
Non-GAAP net income *	$9,899		$11,131

Non-GAAP diluted earnings per share *	$0.38	(1)	$0.42	(2)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.9% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.5% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	March 31, 2016	December 31, 2015
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$44,843	$50,320
Trade receivables, net	103,869	94,720
Inventories	119,434	121,156
Income tax receivable	2,479	5,146
Prepaid expenses and other current assets	12,704	11,217
Assets held for sale	4,826	4,597
Total current assets	288,155	287,156
Property, plant and equipment, net	147,526	145,413
Intangible assets, net	95,619	96,069
Goodwill	98,490	97,309
Deferred income taxes	3,292	3,201
Other non-current assets, net	2,848	3,184
Total assets	$635,930	$632,332

Liabilities, and stockholders' equity
Current liabilities
Accounts payable	$37,258	$40,297
Accrued payroll	17,833	22,312
Accruals and other current liabilities	37,701	34,990
Income tax payable	3,059	3,563
Current portion of long-term debt	1,963	3,187
Total current liabilities	97,814	104,349
Long-term debt, less current portion and net of unaccreted discount	232,839	231,568
Deferred income taxes	44,527	44,185
Pension liabilities	8,835	8,328
Long-term taxes payable	655	647
Other long-term liabilities	689	688
Total stockholders’ equity	250,571	242,567
Total liabilities, and stockholders’ equity	$635,930	$632,332

Reconciliation of operating working capital:
Trade receivables, net	103,869	94,720
Inventories	119,434	121,156
Accounts payable	(37,258)	(40,297)
Operating working capital *	$186,045	$175,579

	Year to Date Ended
	March 31, 2016	March 31, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$8,810	$9,390
Adjustments to reconcile net income to net cash flows:
Depreciation	5,119	5,343
Amortization of intangible assets	2,119	2,162
Amortization of deferred financing costs	196	239
Loss/(Gain) on foreign currency, net	217	(67)
Accretion of debt discount, net	968	892
Loss/(Gain) on impairment / disposal of fixed assets	448	(26)
Stock based compensation	1,163	1,110
Changes in assets and liabilities:
Trade receivables	(8,087)	(10,091)
Inventories	2,929	991
Accounts payable and accrued liabilities	(6,832)	2,823
Other current assets and liabilities	(1,311)	(82)
Other operating assets and liabilities	311	90
Net cash provided by operating activities	6,050	12,774
Cash flows from investing activities
Purchase of property, plant and equipment	(5,653)	(7,731)
Net cash used in investing activities	(5,653)	(7,731)
Cash flows from financing activities
Payments on term loan facility	—	(2,359)
Payments on Revolving Credit Facility	(4,447)	—
Dividend payments	—	(3,178)
Proceeds from equipment and working capital notes	—	945
Payments of equipment and working capital notes	(1,244)	(412)
Proceeds from mortgages and other debt	3,351	3,647
Borrowing under Revolving Credit Facility	—	5,000
Shares surrendered for tax withholding	(91)	(128)
Payments on mortgages and other debt	(37)	(53)
Purchases of common stock under share repurchase program	(2,159)	(4,558)
Net cash flows used in financing activities	(4,627)	(1,096)
Effect of exchange rate changes on cash and cash equivalents	(1,247)	(4,024)
Net change in cash and cash equivalents	(5,477)	(77)
Cash and cash equivalents at beginning of year	50,320	47,503
Cash and cash equivalents at end of period	$44,843	$47,426

Reconciliation to free cash flow:
Net cash flows from operating activities	6,050	12,774
Purchase of property, plant and equipment	(5,653)	(7,731)

Free cash flow *	$397	$5,043

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended
In Thousands of Dollars, except per share amount	March 31, 2016	March 31, 2015
	(Unaudited)	(Unaudited)

Net Sales
Couplings Clutches & Brakes	$75,623	$89,115
Electromagnetic Clutches & Brakes	57,349	57,636
Gearing	48,920	49,206
Eliminations	(1,439)	(2,596)
Total	$180,453	$193,361

Income from operations
Couplings Clutches & Brakes	$6,291	$9,955
Electromagnetic Clutches & Brakes	6,463	5,328
Gearing	5,762	4,750
Restructuring	(1,553)	(1,756)
Corporate	(1,986)	(2,624)
Total	$14,977	$15,653

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 12 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.
Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives, including its supply chain management initiative, the Company's views and assessment of economic conditions, foreign currency trends, end market conditions and industrial demand, the Company's expectations with respect to sales, the Company’s progress on executing its acquisition and organic growth strategies and new product development, the Company’s progress on implementing profit improvement initiatives, the Company's progress and future plans on implementing and pursuing consolidation and cost reduction activities, the impact and timing of the Company's cost management and restructuring activities on earnings, margins and shareholder value, the Company's unaudited 2016 financial information, and the Company's guidance for full year 2016

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg and Guardian acquisitions and integration and other acquisitions, (24) risks associated with the closure of the Company's manufacturing facility in Changzhou, China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with the potential dilution of our common stock as a result of our convertible notes, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, and (32) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com